CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our name and to all references to our Firm included in or made a part of this

Post-Effective Amendment No. 32.


                                  /s/ Arthur Andersen LLP

                                      ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
June 13, 1997